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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
VERSANT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 28, 2008

To Our Shareholders:

        You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Versant Corporation to be held at Versant's principal executive offices at 255 Shoreline Drive, Suite 450, Redwood City, California 94065 USA, on Thursday, April 24, 2008, at 10:00 a.m. Pacific Daylight Time.

        The matters expected to be acted upon at the meeting are described in detail in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement.

        It is important that you use this opportunity to take part in Versant's affairs by voting on the business to come before this meeting. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

        We look forward to seeing you at the meeting.

Sincerely,
/s/ JOCHEN WITTE Jochen Witte Chief Executive Officer and President

VERSANT CORPORATION

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 24, 2008 at 10:00 a.m. Pacific Daylight Time

To the Shareholders of Versant Corporation:

        NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders of Versant Corporation, a California corporation ("Versant" or the "Company"), will be held on Thursday, April 24, 2008, at 10:00 a.m., Pacific Standard Time, at Versant's principal executive offices at 255 Shoreline Drive, Suite 450, Redwood City, California 94065 USA, for the following purposes:

  1.
  To elect five directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his successor has been duly elected and qualified or until his earlier resignation or removal.

  2.
  To approve an amendment to the Company's 2005 Directors Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan by an additional 50,000 shares, from 49,000 shares to a total of 99,000 shares;

  3.
  To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2008; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment of the meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on February 26, 2008 are entitled to notice of and to vote at the meeting or any adjournment thereof.

        All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign and date the enclosed proxy card and to return it as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THE SHAREHOLDER HAS RETURNED A PROXY.

By order of the Board of Directors
/s/ JOCHEN WITTE Jochen Witte Chief Executive Officer and President
Redwood City, California February 28, 2008

YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE
REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AS
PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT
YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE MEETING.

VERSANT CORPORATION

PROXY STATEMENT
FOR THE
2008 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

Date, Time and Place of the Meeting

        The enclosed proxy is solicited on behalf of the board of directors (the "Board" or "Board of Directors") of Versant Corporation, a California corporation ("Versant" or the "Company"), for use at Versant's Annual Meeting of Shareholders to be held on Thursday, April 24, 2008, at 10:00 a.m. Pacific Daylight Time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of 2008 Annual Meeting of Shareholders. The Annual Meeting will be held at Versant's principal executive offices at 255 Shoreline Drive, Suite 450, Redwood City, California 94065 USA. The telephone number at that location is (650) 232-2400.

        This Proxy Statement, the enclosed form of proxy card, and the Company's Annual Report to Shareholders for the fiscal year ended October 31, 2007 were first mailed or delivered to shareholders on or about March 11, 2008.

Record Date; Quorum

        Holders of record of the Company's Common Stock at the close of business on February 26, 2008 (the "Record Date") are entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 3,693,235 shares of Common Stock outstanding and entitled to vote. A majority of the shares of Common Stock outstanding on the Record Date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Voting Rights; Required Vote

        Holders of Common Stock are entitled to one vote for each outstanding share held as of the Record Date; except that, subject to certain conditions, each shareholder may potentially be entitled to cumulative voting rights with respect to the vote on the election of the Board as explained below.

        Under Proposal No. 1 (regarding election of directors), directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting that are voted on the election of directors. With respect to the election of directors, each shareholder may potentially be entitled to exercise cumulative voting rights—which entitle a shareholder to cast a number of votes equal to the product obtained by multiplying the number of shares of Common Stock held by such shareholder on the Record Date by the number of directors to be elected (five). Under cumulative voting, a shareholder may cast all these votes for a single candidate or may distribute the shareholder's votes on the same principle among any or all of the candidates for election to the Board as the shareholder sees fit, provided, however, that no shareholder will be entitled to cumulate votes for any candidate unless that candidate's name has been placed in nomination prior to the voting at the Annual Meeting and the shareholder, or any other shareholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate such shareholder's votes. If any one shareholder has given such notice, then all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board if any shareholder gives notice of such shareholder's intention to exercise the right to cumulative voting as described above. In the event that there is cumulative voting for the election of directors at the Annual Meeting, the holders of proxies solicited by this Proxy Statement may allocate the votes represented by proxies held by them among the nominees of the Board as determined in the proxy holders' sole discretion, and the Board will instruct the proxy holders to vote all shares represented by proxies in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board that may be elected with the votes held by the proxy holders.

        Approval of Proposal No. 2 (regarding approval of an amendment to the Company's 2005 Directors Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan) and Proposal No. 3 (regarding ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the Company's 2008 fiscal year) each require the affirmative vote of a majority of the shares of Common Stock entitled to vote that are present in person or represented by proxy at the Annual Meeting and voting on the proposal, which affirmative votes must also constitute at least a majority of the required quorum.

Effect of Abstentions and "Broker Non-Votes"

        If the beneficial owner of shares that are held of record indicates on his, her or its proxy card that the shareholder wishes to abstain from voting or a beneficial owner instructs his, her or its bank, broker or other nominee that the shareholder wishes to abstain from voting (an "Abstention"), these shares are considered present and entitled to vote at the Annual Meeting. These shares will count toward determining whether or not a quorum is present, but will not be taken into account in determining the outcome of any of the proposals. Abstentions and Broker Non-Votes (as defined below) can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

        If a beneficial owner of shares that are held of record does not give a proxy to his or her broker with instructions as to how to vote the shares (a "Broker Non-Vote"), the broker has authority under New York Stock Exchange rules to vote those shares for or against "routine" matters, such as Proposal No. 1 (regarding election of directors) and Proposal No. 3 (regarding ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm). These rules apply to the Company notwithstanding the fact that the shares of the Company's Common Stock are traded on the NASDAQ Capital Market. If a broker votes shares that are unvoted by its customers for or against a "routine" proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of such "routine" proposals. If a broker chooses to leave these shares unvoted, the shares will be counted for the purpose of establishing a quorum, but not for determining the outcome of any of the proposals. Where a matter is not considered "routine", such as Proposal No. 2 (to approve the amendment of the Company's 2005 Directors Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan), the shares held by the broker will not be voted without specific instruction from the beneficial holder of the shares.

        The inspector of elections appointed for the Annual Meeting will separately tabulate the relevant affirmative and negative votes, Abstentions and Broker Non-Votes for each proposal. Approval of each of the Company's proposals requires that a quorum be present at the Annual Meeting.

Voting of Proxies

        When proxies are properly dated, signed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If a shareholder signs and returns a valid proxy in the form of the proxy card accompanying this Proxy Statement but does not provide instructions on the proxy card as to how its shares shall be voted with respect to any particular proposal or proposals to be voted on at the Annual Meeting, then all the shares represented by such signed and returned proxy will be voted in favor of each such proposal or proposals. Therefore, if such a shareholder returned such a valid proxy but provided no instructions on how such shareholder's shares are to be voted on any proposal at the Annual Meeting, then all the shares represented by such returned proxy will be voted"FOR" Proposal No. 1 (regarding election of directors) to elect to the Board each of the nominees selected by the Board of Directors,"FOR" Proposal No. 2 (to approve the amendment of the Company's 2005 Directors Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan), "FOR" Proposal No. 3 (regarding ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm) and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any adjournment thereof. If cumulative voting rights are exercised with respect to the election of directors at the Annual Meeting, then the holders of properly signed and returned proxies will be entitled to cumulate and allocate the votes represented by proxies held by such holders in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board as described above.

        In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as Proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

Expenses of Soliciting Proxies

        The Company's Board of Directors is soliciting the proxy included with this Proxy Statement for use at the Annual Meeting. The Company will pay the expenses of soliciting the proxies for the Annual Meeting. Following the original mailing of proxy cards, voting instruction cards and other soliciting materials, the Company and/or its agents also may solicit proxies by mail, telephone, facsimile, email or in person. After the original mailing of the proxy cards, voting instruction cards and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of its Common Stock forward copies of the proxy cards, voting instruction cards and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. The Company will reimburse the record holders for their reasonable expenses upon request. The Company has also engaged Mellon Investor Services to assist the Company in soliciting proxies to be voted at the Annual Meeting for a fee of approximately $7,500 plus certain out-of-pocket and variable charges that may be incurred in the Company's discretion.

Revocability of Proxies

        Any person signing and returning a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked (1) by a writing delivered to the Secretary of the Company signed by the person who signed the proxy and stating that the proxy is revoked, (2) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting, or (3) by attendance at the Annual Meeting and voting in person (although attendance in person at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

        Any written notice of revocation or of a subsequent replacement proxy should be delivered to the following address:

Versant Corporation
Attention: Secretary
255 Shoreline Drive, Suite 450
Redwood City, CA 94065

or hand-delivered to the Secretary of Versant at or before the taking of the vote at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

        At the Annual Meeting, shareholders will elect five directors to the Board of Directors, each to hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. Shares represented by the accompanying proxy will be voted for the election of the five nominees recommended by the Board of Directors who are named in the following table, unless the proxy is marked in such a manner as to withhold authority to so vote. Each of the nominees is currently a director of Versant.

        Versant has no reason to believe that the nominees for election will not be available to serve their prescribed terms. If any nominee for any reason is unable to serve or will not serve, however, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

        The following table sets forth certain information concerning the nominees, which information is based on data furnished to Versant by the nominees:

Name of Director	Age	Principal Occupation	Director Since
Jochen Witte(4)(5)	47	President & Chief Executive Officer of the Company	2004
Uday Bellary(1)(2)(3)	53	Chief Executive Officer of Wortal, Inc.	2003
William Henry Delevati(1)(2)(3)(4)(5)	59	Chairman of the Board of Versant	1999
Herbert May(1)(2)(3)	58	Consultant	2004
Bernhard Woebker(4)	58	Consultant	2005

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Nominating Committee

(4)
Member of Strategic Transactions Committee

(5)
Member of Employee Option Committee

        Jochen Witte has served on Versant's Board of Directors since March 2004 following Versant's merger with Poet Holdings, Inc. and is a member of the Strategic Transactions Committee and Employee Option Committee of the Board. Mr. Witte has been President and Chief Executive Officer of Versant since June 2005, and he served as the Company's Chief Financial Officer and Secretary from June 2005 to June 2006. From March 2004 to June 2005, he served as President, European Operations of Versant. Prior to joining Versant, Mr. Witte was CEO of Poet Holdings Inc., a company that merged with Versant in 2004 and which he co-founded in 1993. He initially worked as Poet's Managing Director of Germany and became Poet's Chief Financial Officer in 1999 when Poet went public. Prior to joining Poet, Mr. Witte was with BKS, a consulting and tools software company, where he rose to Managing Director after initially having responsibility for sales and training. Mr. Witte received a degree in Business Administration from the Berlin Technical University and also attended the University of Wales as an exchange student.

        Uday Bellary has served as a director of Versant and Chairman of the Audit Committee of the Board of Directors since July 2003 and is also a member of the Compensation and Nominating Committees of the Board. Mr. Bellary is the Chief Executive Officer of Wortal, Inc., a privately-held company that provides consumers with focused and value-added information on topics such as entertainment, services, local activities, home needs and work-related matters through vertical, community-oriented portals accessible from the world wide web and mobile platforms. He most recently served as the Chief Financial Officer of Atrica, Inc., a privately held optical Ethernet company, on a full-time basis from November 2005 to January 2008, when Atrica was sold to Nokia Siemens Networks and previously on a part-time basis between April 2005 to October 2005. Mr. Bellary also served as part time Executive Vice President, Finance, Administration and Operations and Chief Financial Officer of VL, Inc. a privately held VoIP services company, and as a member of its board of directors from September 2003 to November 2005 and remained an advisor until 2007. Since July 2004 Mr. Bellary has also been a member of the board of directors of Backweb Technologies Ltd., a publicly held provider of software that enables mobile workers to access web-based applications. From February 2000 to August 2003, he served as the Senior Vice President, Finance & Administration and Chief Financial Officer of Metro Optix, Inc., a privately held provider of optical networking equipment, which, to satisfy its liabilities, disposed of its intellectual property and other assets to Xtera Communications and ceased operations in August of 2003. Mr. Bellary received a B.S. degree in Finance, Accounting and Economics from Karnatak University and a DMA degree in Finance from the University of Bombay, India. Mr. Bellary is a Certified Public Accountant and a Chartered Accountant.

        William Henry Delevati has been the Chairman of the Board since June 2005 and has served as a director of the Company since October 1999. He is currently the Chairman of the Nominating Committee and a member of the Audit, Compensation, Strategic Transactions and Employee Option Committees of the Board. Mr. Delevati has also served as a consultant to various companies located in the Silicon Valley area since April 2000. From October 1999 to April 2000, Mr. Delevati served as the Senior Vice President, Information Technology and Chief Information Officer of Aspect Communications Corporation, a provider of customer call center solutions. From November 1995 to April 1999, he served as Vice President of Worldwide Information Services for Quantum Corporation, a storage device company. From April 1995 to November 1995, he was the Chief Information Officer, Senior Vice President of MIS for Conner Peripherals, a storage device company. From September 1994 to April 1995, he was the Chief Information Officer, Vice President of Worldwide MIS for Borland Corporation, a software tools company. From September 1993 to September 1994, he was the Chief Information Officer, Vice President of Worldwide MIS for Logitech, a computer peripheral device company. From December 1987 to September 1993, he was the Director of Application Development and Global Information Resources for Sun Microsystems, Inc. Mr. Delevati received a Bachelor of Science degree in Computer Science from UC Berkeley and an MBA from Arizona State University.

        Dr. Herbert May has served as a director of the Company since March 2004, is currently the Chairman of the Compensation Committee and as a member of the Audit and Nominating Committees of the Board. From November 2000 to March 2004, he served as Chairman of the Board of Directors of Poet Holdings, Inc. In addition, Dr. May served as a member of both the Audit and Compensation Committees of Poet Holdings, Inc. Dr. May has held several leading positions at Alcatel in both Stuttgart and Paris. His last position at Alcatel was Head of the Office of Communication Division. From February 1994 to September 1995, Dr. May took a leading role as CEO in establishing DeTeSystems, a German wholly owned subsidiary of Deutsche Telekom AG that provides system solutions for telecommunications services to significant accounts in Germany. In 1995, he was appointed to the Board of Management of Deutsche Telekom AG, where he was responsible for large business customers, multimedia and systems solutions until May 1998. Currently, Dr. May manages his own consulting and investment company and is a member of the advisory boards of several IT and multimedia companies. He currently serves on the Board of Directors of InfoVista S.A., a publicly held French company that provides software products that monitor and analyze the performance of telecommunications and IT infrastructures.

        Bernhard Woebker has served as a director of the Company since June 2005 and was previously a director of the Company from June 1999 until the Company's merger with Poet Holdings, Inc. in

March 2004. He currently serves as a member of the Strategic Transactions Committee of the Board. Mr. Woebker has been a consultant to various investment banking and venture capital firms in Europe and the United States since late 1999. From January 1999 until July 2001, he served as Executive Vice President of the Company and from March 1997 until January 1999 he served as the Company's Vice President and General Manager in Europe. From 1994 to March 1997, he was the President of Versant Object Technology GmbH, an independently-owned distributorship for Versant products in Europe, which was acquired by Versant in March 1997. From 1976 until 1994, Mr. Woebker held a variety of positions in Germany and the United States with Nixdorf Computer AG, Nixdorf Computer Engineering Corp. and Siemens Nixdorf Informationssysteme AG, all information technology companies, including the position of President and CEO of Nixdorf Computer Engineering Corp. in Boston, Massachusetts from 1986 to 1989. Mr. Woebker has also served as Senior Vice President, Pyramid Technology Corp. in Europe and as Vice President, NeXT Computer, Inc. in Europe. Mr. Woebker received a Masters of Science degree in Mathematics and Computer Science from the University of Hannover.

Vote Required and Board of Directors' Recommendation

        Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The five nominees who receive the most votes will be elected. Abstentions and Broker Non-Votes will not be taken into account in determining the outcome of the election of directors.

Director Independence

        The Board has determined that directors Uday Bellary, William Henry Delevati and Dr. Herbert May qualify as independent directors under the rules of The NASDAQ Stock Market and that Mr. Woebker also qualifies generally as an independent director under the rules of the NASDAQ Stock Market but not yet for all purposes. The NASDAQ independence definition includes a series of objective tests, including that a director may not be a Company employee and that the director has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ rules, the Board of Directors has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board of Directors, would interfere with the exercise of such director's independent judgment in carrying out the responsibilities of a director. In making this determination our Board considered that Mr. Woebker provided consulting services to the Company and was paid a monthly retainer of $5,000 for aggregate retainer fees in fiscal 2007 of $10,000.

Board of Directors Meetings and Committees

        During fiscal 2007, the Board held six meetings, including telephonic meetings and took one action by unanimous written consent. The five standing committees of the Board are the Audit Committee, the Compensation Committee, the Nominating Committee, the Strategic Transactions Committee and the Employee Option Committee. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served (during the periods that he served). The Company strongly encourages the members of the Board to attend the Company's Annual Meeting. Two of five of our directors attended our 2007 Annual Meeting of Stockholders.

        Audit Committee.    Messrs. Bellary, Delevati and May are the current members of the Audit Committee and served as such throughout fiscal 2007. Mr. Bellary serves as the Chairman of the Audit Committee and was appointed to that position in July 2003. The Board has determined that Mr. Bellary is the "audit committee financial expert" as defined by the rules of the United States

Securities and Exchange Commission (the "SEC"). The Audit Committee met five times during fiscal 2007. The principal responsibilities of the Audit Committee are as follows:

  •
  overseeing the Company's accounting and financial reporting processes and the audit of the Company's financial statements;

  •
  overseeing the Company's relationship with its independent registered public accounting firm and evaluating that firm's independence and performance; and

  •
  facilitating communication among the Company's independent registered public accounting firm, the Company's financial and senior management and the Board.

        The Board has adopted a written charter for the Audit Committee, which was included as an Appendix to the Company's proxy statement for its 2005 annual meeting, filed with the SEC February 28, 2006. Each current member of the Audit Committee meets the independence and other requirements to serve on our Audit Committee under applicable securities laws and the rules of the SEC and listing standards of The NASDAQ Stock Market.

        Compensation Committee.    Messrs. Bellary, Delevati and May are the current members of the Compensation Committee and served as such throughout fiscal 2007. Mr. May serves as the Chairman of the Compensation Committee and was appointed to that position in March 2005. Each member of the Compensation Committee is an "outside" director as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and a "non-employee director," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. During fiscal 2007 the Compensation Committee met four times and acted once by unanimous written consent. The principal responsibilities of the Compensation Committee are as follows:

  •
  reviewing the performance of the Company's executive officers, including its Chief Executive Officer and Chief Financial Officer, and determining, or recommending to the Board, their compensation, including salary, bonus awards and major perquisites;

  •
  reviewing and approving compensation ranges for non-officer employees;

  •
  reviewing and submitting to the Board for approval of any major compensation and benefits programs and plans, such as stock option, stock purchase, 401(k) and bonus plans, and the amendments thereto;

  •
  administering the Company's 2005 Equity Incentive Plan and approving and authorizing option grants pursuant thereto, and administering outstanding options granted under the Company's now-expired 1996 Equity Incentive Plan;

  •
  administering the Company's 2005 Employee Stock Purchase Plan; and

  •
  preparing a report to shareholders on compensation policy for inclusion in the Company's Proxy Statement.

        The Compensation Committee does not currently have a written charter.

        Nominating Committee.    Messrs. Bellary, Delevati and May are the current members of the Nominating Committee and served as such throughout fiscal 2007. Mr. Delevati serves as the Chairman of the Nominating Committee and was appointed to that position in March 2005. The Nominating Committee met twice in fiscal 2007. The principal responsibilities of the Nominating Committee are as follows:

  •
  making recommendations to the Board regarding the structure and composition of the Board and its committees; and

  •
  identifying, considering and recommending candidates for membership on the Board.

        The Nominating Committee does not currently have a written charter.

        Strategic Transactions Committee.    Messrs. Delevati, Witte and Woebker are the current members of the Strategic Transactions Committee, which was established in September 2005, and have served on the committee since its inception. The Strategic Transactions Committee did not meet during fiscal 2007. The principal responsibilities of the Strategic Committee are as follows:

  •
  analyzing and advising management on potential strategic opportunities for consideration by the Company;

  •
  monitoring proposals for significant strategic transactions; and

  •
  reporting on the committee's activities to the full Board

        The Strategic Transactions Committee does not have a formal charter.

        Employee Option Committee.    Messrs. Delevati and Witte are the current members of the Employee Option Committee, which was established in March 2006, and have served on the committee since its inception. The Employee Option Committee did not meet during fiscal 2007 but acted once by written consent. The principal responsibilities of the Employee Option Committee are as follows:

  •
  making awards of stock options under the 2005 Incentive Plan on standard plan terms to employees who are not executive officers of the Company and to consultants of the Company, provided the option grant does not exceed a maximum of 2,000 shares per award; and

  •
  reporting option grants that it makes to the Board.

        The Employee Option Committee does not have a written charter.

Director Nomination Process

Consideration of Director Nominees

        The selection of nominees for election or appointment to the Board will be the responsibility of the Company's Board. The Nominating Committee will evaluate and recommend candidates for election or appointment to the Board and the Board will consider the recommendations of the Nominating Committee. The Nominating Committee considers candidates for election to the Board who are suggested by members of the Board, by the Company's executive officers, by Company shareholders and others. When it deems appropriate, the Nominating Committee may also retain third-party recruiters to assist the Nominating Committee in identifying and evaluating candidates. No fee was paid to any third party to identify or evaluate any nominee for election to the Board at the Annual Meeting.

Evaluation and Qualification of Directors

        The Nominating Committee will assess each candidate's experience and skills against the qualifications described below, the then-current composition and size of the Board and the Nominating Committee's determination of the Company's needs. The Nominating Committee has not established any specific minimum qualifications for Nominating Committee-nominated candidates, but believes that nominees for the Board must possess strong personal ethics, an appreciation of directors' responsibilities, business skills, experience in exercising judgment, and the ability and willingness to devote adequate time to service on the Board. The Nominating Committee will review various factors in assessing candidates, including but not limited to the candidate's integrity, independence, business experience, judgment, demonstrated leadership skills, technical background, familiarity with the Company's industry and knowledge of accounting and financial matters. The Nominating Committee will also consider the candidate's other commitments and the extent to which the candidate possesses specific skills that are complementary to those of other directors. In evaluating potential candidates the

Nominating Committee will review a candidate's background in a manner and to the extent it deems appropriate. The Nominating Committee will also conduct and arrange for interviews of the candidate by members of the Board, whose opinions will be considered by the Nominating Committee. Potential nominees suggested by shareholders who comply with the procedures described below under "Shareholder Recommendations" will be evaluated by the Nominating Committee on the same basis as other potential nominees. In fiscal 2007, the Company did not receive any recommendations of nominees from shareholders.

Shareholder Recommendations

        The Nominating Committee will consider suggestions of nominees that are timely submitted by shareholders who accompany their suggestion with delivery of the written materials described below. These recommendations and written materials must be delivered to the Company and addressed to the Nominating Committee at the Company's principal offices as provided below. To be timely, these written materials must be submitted to the Company within the time permitted for submission of a shareholder proposal for inclusion in the Company's Proxy Statement for its annual meeting of shareholders.

        The written materials that a shareholder must submit to recommend or suggest a nominee are: (1) the name(s) and address(es) of the shareholder(s) making the recommendation and the amount of the Company's securities which are owned beneficially and of record by such shareholder(s); (2) appropriate biographical information about the recommended nominee (including a business address and a telephone number) and a statement as to the recommended individual's qualifications, with a focus on the criteria described above; and (3) any material interest of the submitting shareholder(s) in the nomination.

        Any shareholder(s) proposals for nominations will be considered by the Nominating Committee and should be addressed as follows:

    Versant Corporation
    Attention: The Chairman of the Nominating Committee c/o Secretary
    255 Shoreline Drive, Suite 450
    Redwood City, CA 94065 USA

Shareholder Communications to the Board of Directors

        Shareholders of the Company may communicate with the Company's Board of Directors through the Company's Secretary by sending an email to directors@versant.com or by writing to the following address:

    Versant Corporation
    Attention: Board of Directors c/o Secretary
    255 Shoreline Drive, Suite 450
    Redwood City, CA 94065 USA

        The Company's Secretary will forward the correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company's Secretary may forward certain correspondence, such as product-related inquiries, to the appropriate destinations within the Company for review and possible response.

Code of Conduct and Ethics

        The Board has adopted a Code of Conduct and Ethics that applies to the Company's Board of Directors, principal executive officer, principal financial officer, and all other employees of the

Company. The Code of Conduct and Ethics is intended to provide our employees, officers and directors with an understanding of how Versant does business. The Code of Conduct and Ethics is posted on the Investor Relations section of our website at www.versant.com. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of this Code of Conduct and Ethics by posting such information on the Investor Relations section of our website at www.versant.com.

Director Compensation

        Cash Compensation.    In fiscal 2007,Versant paid its directors who are not employees of Versant or any of its parents, subsidiaries or affiliates ("Outside Directors") cash compensation for their services as directors at a rate of $25,000 per year. The amount of compensation paid by Versant to its Outside Directors is determined by Versant's Board or a committee of the Board authorized to make such determination.

        Consulting Arrangement with Bernard Woebker.    In the past, and during fiscal 2007, the Company was party to a consulting arrangement with Mr. Woebker. Under this arrangement the Company paid Mr. Woebker a monthly retainer fee of $5,000 plus reimbursement for all travel expenses related to the consulting activities on behalf of the Company. During fiscal 2007, the Company paid Mr. Woebker $10,000 in retainer fees under this arrangement. This consulting arrangement was terminated on December 31, 2006.

        Equity Compensation.    Outside Directors have previously been granted stock options under Versant's 1996 Directors Stock Option Plan (the "1996 Directors' Plan") and receive stock options under Versant's 2005 Directors Stock Option Plan (the "2005 Directors' Plan"). The 2005 Directors' Plan was approved by Versant's shareholders on August 22, 2005 and effectively replaced the 1996 Directors' Plan as of that date. The purpose of the 2005 Directors' Plan is to align the Outside Directors' interests with the interests of the Company's shareholders and to provide Outside Directors an opportunity to purchase shares of Versant Common Stock.

        Under the terms of the 2005 Directors' Plan, each Outside Director who first becomes a member of the Board after August 22, 2005 will receive an option to purchase 4,000 shares of Versant Common Stock upon initially joining the Board (an "Initial Grant"), and, so long as he or she continues to serve on the Board as an Outside Director, on each successive August 22 thereafter (each, a "Succeeding Grant Date"), he or she will receive an additional option to purchase 4,000 shares of Versant Common Stock (a "Succeeding Grant") unless such Outside Director has not been a member of the Board for the entire one-year period immediately preceding such Succeeding Grant Date, in which case the number of shares subject to the Succeeding Grant will be reduced and prorated in proportion to the time during which such Outside Director served on the Board during such one-year period. Versant's current incumbent directors are now eligible to receive Succeeding Grants on each successive August 22 for so long as they continue to serve on the Board as an Outside Director. For the August 22, 2006 Succeeding Grant, each of our Outside Directors received a Succeeding Grant of 2,000 shares. On May 22, 2007, the Board approved an amendment to the 2005 Directors' Plan to increase the Succeeding Grant from 2,000 shares to 4,000 shares. On August 22, 2007, each of Versant's incumbent directors received a Succeeding Grant of 3,929 shares (rather than 4,000 shares) since there were insufficient shares remaining available for awards under the 2005 Directors' Plan to award each director the entire 4,000-share Succeeding Grant. Versant is asking that its stockholders approve an amendment to increase the number of shares reserved for issuance under the 2005 Directors' Plan from 49,000 shares to 99,000 shares, an increase of 50,000 shares. See Proposal No. 2—Approval of Amendment to the Company's 2005 Directors Stock Option Plan" for more information.

Director Compensation—Fiscal Year 2007

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Bernhard Woebker	$25,000	$8,893	$33,893
Herbert May	$25,000	$8,893	$33,893
Uday Bellary	$25,000	$8,893	$33,893
William Henry Delevati	$25,000	$8,893	$33,893

(1)
Represents the aggregate expense recognized by the Company for financial statement reporting purposes in fiscal year 2007, in accordance with FAS 123(R), for the stock options granted to such Outside Director in fiscal year 2007 under the 2005 Directors' Plan. The assumptions used to calculate the value of these stock options are set forth in Note 3 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2007, filed with the SEC on January 29, 2008. The grant date fair value of each option, computed in accordance with FAS 123(R), was $18.11. The stock option for each Outside Director reflected in the above table was an option to purchase 3,929 shares of Versant's common stock that was granted to each Outside Director on August 22, 2007 at an exercise price of $22.00 per share (the fair market value on the date of grant). Under the 2005 Directors' Plan, 50% of the shares subject to an option granted under the plan vest free of a potential repurchase option of the Company on each of the first two anniversaries of the date of grant of the option, so long as the optionee continuously remains a member of the Board or a consultant to the Company. If an Outside Director's service with the Company as a director or consultant terminates, then any shares purchased by such Outside Director under an option granted under the 2005 Directors' Plan that are unvested on the termination date are subject to repurchase by the Company at the option exercise price paid for such shares. In the event of certain corporate transactions involving the Company, the vesting of shares subject to options granted under the 2005 Directors' Plan may be accelerated. Options granted under the 2005 Directors' Plan are immediately exercisable in full, subject to the vesting restrictions described above.

        The Outside Directors' aggregate holdings of stock options at the end of fiscal year 2007 were as follows:

Uday Bellary	14,060
William Henry Delevati	15,100
Herbert May	20,739
Bernhard Woebker	8,115

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE FOREGOING
SLATE OF NOMINEES FOR ELECTION TO THE COMPANY'S BOARD OF DIRECTORS
AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF
THE NOMINEES.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO
THE COMPANY'S 2005 DIRECTORS STOCK OPTION PLAN

        Shareholders are being asked to approve an amendment, to the Company's 2005 Directors Stock Option Plan (the "2005 Directors' Plan") to increase the number of shares of Common Stock reserved for issuance by 50,000 shares, from 49,000 to 99,000 shares. This amendment was approved by the Board on November 28, 2007. As of January 31, 2008, no shares remain available for grant under options granted under the 2005 Directors' Plan.

        The purpose of the 2005 Directors' Plan is to enhance the Company's ability to attract and retain highly qualified Outside Directors (as defined below) through the use of equity incentives. The Board believes that increasing the number of shares reserved for issuance under the 2005 Directors' Plan is in the best interests of the Company because it believes it will help enable the Company to provide equity participation to attract and retain Outside Directors of outstanding ability. In this regard, the Company notes that recent legislation and stock exchange requirements have increased the obligations and time commitment of directors to public companies such as the Company.

        Set forth below is a summary of the principal features of the 2005 Directors' Plan, which summary is qualified in its entirety by reference to the terms and conditions of the 2005 Directors' Plan, a copy of which (which does not incorporate the proposed amendment which is the subject of this proposal) is attached as Exhibit 10.03 to the Company's annual report on Form 10-K filed with the SEC on January 29, 2008. The Company will provide, without charge and upon request, to each person to whom a Proxy Statement is delivered, a copy of the 2005 Directors' Plan. Any such request should be directed as follows:

    Versant Corporation
    Attention: Board of Directors c/o Secretary
    255 Shoreline Drive, Suite 450
    Redwood City, CA 94065 USA

Directors' Plan History

        On June 1, 2005 the Company's Board of Directors (including all the members of the Compensation Committee of the Board) adopted the 2005 Directors' Plan as a successor and replacement to the Company's 1996 Directors Stock Option Plan (the "1996 Directors Plan"), which was scheduled to expire in May of 2006. At the Company's Annual Meeting of Shareholders on August 22, 2005, the Company's shareholders approved the adoption of the 2005 Directors' Plan. On that date, the Company immediately terminated use of the 1996 Directors Plan and ceased to grant stock options or other stock awards under the 1996 Directors Plan, instead granting them under the 2005 Directors' Plan. On May 22, 2007, the Board approved an amendment to the 2005 Directors' Plan to increase the number of shares subject to a Succeeding Grant from 2,000 shares to 4,000 shares. On November 28, 2007, the Board approved an amendment to the 2005 Directors' Plan to increase the number of shares reserved for issuance under the plan by 50,000 shares, from 49,000 shares to 99,000 shares.

Shares Subject to the 2005 Directors' Plan

        The stock subject to issuance under the 2005 Directors' Plan consists of shares of the Company's authorized but unissued Common Stock. As of October 31, 2007, the Board had reserved an aggregate of 49,000 shares of Common Stock for issuance under the 2005 Directors' Plan (excluding the increase of 50,000 shares for which shareholder approval is now being sought). Since August 23, 2007, no shares have been available under the 2005 Directors' Plan for the grant of any additional options under the

2005 Directors' Plan. Consequently, unless and until the number of shares of Common Stock reserved under the 2005 Directors' Plan is increased, Outside Directors will be unable to receive any additional stock options under the 2005 Directors' Plan.

Administration

        The 2005 Directors' Plan is administered by the Board but can also be administered by a committee of more than two directors. The interpretation by the Board (or any such committee which is then administering the 2005 Directors' Plan) of any provision of the 2005 Directors' Plan or any option granted thereunder shall be final and binding upon the Company and all persons having an interest in any such option or any shares purchased pursuant to such an option. The members of the Board do not receive any compensation for administering the 2005 Directors' Plan. The Company bears all expenses in connection with administration of the 2005 Directors' Plan.

Eligibility

        Only directors who are not employees of the Company or any parent, subsidiary or affiliate of the Company (as defined in the 2005 Directors Plan) may be granted options under the 2005 Directors' Plan. As of October 31, 2007, four individuals were eligible to participate in the 2005 Directors' Plan.

Option Grant Formula

Initial Grants

        Under the 2005 Directors' Plan, each eligible Outside Director who becomes a member of the Board for the first time will be automatically granted an option to purchase up to 4,000 shares of Common Stock upon joining the Board (an "Initial Grant").

Succeeding Grants

        Under the 2005 Directors' Plan, on each anniversary of the date of August 22, each Outside Director who is then a member of the Board will automatically be granted an additional Succeeding Grant option to purchase 4,000 shares of Common Stock; except that if the Outside Director has not been a member of the Board for the entire one (1) year period immediately preceding such anniversary of the date of August 22, then he or she will instead receive a prorated option for a reduced number of shares equal to 4,000 shares multiplied by a fraction (i) whose numerator is the number of days between the date on which such Outside Director became a member of the Board within such one (1) year period and such anniversary date and (ii) whose denominator is 365 days.

        The number of shares subject to an Initial Grant or a Succeeding Grant will be each be proportionally adjusted to reflect stock splits, reverse stock splits, stock dividends and other similar events as described below under "Adjustment of Shares and Options".

Vesting

        If an Outside Director ceases to be a director or consultant of the Company, then any shares such Outside Director purchased by exercising an option granted under the 2005 Directors' Plan that are unvested on the termination date may be repurchased by the Company at the price per share at which the shares were issued upon exercise of the option (the "Company repurchase option"). See "Restrictions on Shares" below. Fifty percent of the shares subject to an option granted under the 2005 Directors' Plan vest free of the Company repurchase option on each of the first two anniversaries of the date the option was granted, so long as the optionee has continuously served as a member of the Board or a consultant to the Company through the applicable vesting date. In the event of certain corporate transactions involving the Company, the vesting of shares subject to options granted under the 2005 Directors' Plan may be accelerated. See "Assumption of Options by Successors; Acceleration of Vesting" below. Options granted to Outside Directors under the 2005 Directors' Plan are immediately exercisable in full, for both vested and unvested shares, upon their award, subject to the Company's right to repurchase unvested shares as described above.

Exercise Price

        The exercise price of each option granted under the 2005 Directors' Plan will be the fair market value of the Common Stock on the date of grant of the option. The exercise price of options granted under the 2005 Directors' Plan may be paid as follows, to the extent approved by the Board (or board committee administering the 2005 Directors' Plan) at the time of grant: (1) in cash or by check; (2) by surrender of shares of the Company's Common Stock owned by the Outside Director exercising the option (the "Optionee") for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) by waiver of compensation due to or accrued by the Optionee for services rendered; (4) if a public market exists for the Company's Common Stock, by a "same-day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "broker")or by a "margin" commitment from the Optionee and a broker; or (5) by any combination of the foregoing.

Termination of Options

        Except as provided below, each option granted under the 2005 Directors' Plan will expire ten years after the date of grant. Options cease to vest if the Outside Director ceases to be a member of the Board or a consultant to the Company. If the Outside Director ceases to be a member of the Board or a consultant to the Company for any reason except death or disability, then each option granted under the 2005 Directors' Plan and then held by the Outside Director, to the extent (and only to the extent) that the shares subject to such option are vested on the date such Outside Director ceases to be a member of the Board or a consultant to the Company (the "Termination Date"), may be exercised by the Outside Director within seven months after the Termination Date, but in no event later than the expiration date of the option. If the Outside Director ceases to be a member of the Board or a consultant to the Company because of his or her death or disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), then each option then held by the Outside Director, to the extent (and only to the extent) that the shares subject to such option are vested on such Outside Director's Termination Date, may be exercised by the Outside Director or his or her legal representative within twelve months after the Termination Date, but in no event later than the expiration date of the option. If any option expires or terminates for any reason without being exercised in whole or in part, the shares thereby released from such option will again be available for grant and purchase under other options subsequently granted under the 2005 Directors' Plan. In addition, shares issued pursuant to the 2005 Directors' Plan that are repurchased by the Company at their original issue price, will again become available for grant under other stock options granted under the 2005 Directors' Plan.

Adjustment of Shares and Options

        In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available for grant under the 2005 Directors' Plan, the number of shares of Common Stock subject to outstanding options granted under the 2005 Directors' Plan, the number of shares that are subject to an option awarded as an Initial Grant or a Succeeding Grant and the exercise price per share of such options shall each be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws.

Assumption of Options by Successors; Acceleration of Vesting

        In the event of:

  •
  a dissolution or liquidation of the Company;

  •
  a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the options granted under the 2005 Directors' Plan are assumed or replaced by the successor corporation, which assumption will be binding on all optionees);

  •
  a merger or consolidation in which the Company is the surviving corporation but after which the shareholders of the Company immediately after such merger or consolidation (other than any shareholder which merges or consolidates, or which controls another corporation which merges or consolidates, with the Company in such merger or consolidation) own less than 50% of the shares or other equity interests in the Company immediately after such merger or consolidation;

  •
  the sale of substantially all of the assets of the Company; or

  •
  the acquisition, sale or transfer of a majority of the outstanding shares of the Company by tender offer or similar transaction;

then the vesting of all options granted pursuant to the 2005 Directors' Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Board determines, and if such options are not exercised prior to the consummation of such transaction, they shall terminate in accordance with the provisions of the 2005 Directors' Plan regarding the termination of options.

Restrictions on Shares

        The Company shall reserve to itself or its assignee(s), in the option grant, a right to repurchase any or all unvested shares issued under the 2005 Directors' Plan and held by an Outside Director at the original exercise price of such shares if the Outside Director ceases to be a member of the Board or a consultant to the Company. Options granted under the Directors Plan are exercisable immediately, subject to the Company's right to repurchase unvested shares at the original option exercise price, with such right of repurchase lapsing as shares vest. See "Vesting" above.

Amendment and Termination of the 2005 Directors' Plan

        The Board (or Board committee administering the 2005 Directors' Plan) may at any time terminate or amend the 2005 Directors' Plan but may not terminate or amend the terms of any outstanding option granted under the 2005 Directors' Plan without the consent of the holder of that option. In addition, the Board or such Board committee may not, without the approval of the shareholders of the Company, increase the total number of shares of Common Stock available for grant under the 2005 Directors' Plan (except by adjustment in the event of stock dividend, stock split or the like) or change the class of persons eligible to receive options under the 2005 Directors' Plan. In any case, no amendment to the 2005 Directors' Plan may adversely affect any then outstanding options or any unexercised portions thereof without the written consent of the optionee. Unless terminated earlier as provided in the 2005 Directors' Plan, the 2005 Directors' Plan will terminate on June 1, 2015, ten years from the date the 2005 Directors' Plan was adopted by the Board.

Federal Income Tax Information

        THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND DIRECTORS PARTICIPATING IN THE 2005 DIRECTORS PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY DIRECTOR WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH DIRECTOR HAS BEEN DIRECTED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE DIRECTORS PLAN.

        Options granted under the 2005 Directors' Plan will be nonqualified stock options ("NQSOs"). The tax laws of the countries in which such optionees reside will govern any tax effects that accrue to foreign optionees as a result of participation in the 2005 Directors' Plan.

        Tax Treatment of the Optionee.    An optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO for vested shares, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee's purchase price. The included amount must be treated as ordinary income by the optionee and may in the future be subject to income tax withholding by the Company (by payment in cash or withholding out of the optionee's salary). At present, the Company is not required to withhold taxes on income paid to non-employees Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. However, where the Company holds a right to repurchase unvested option shares at the option exercise price if the optionee leaves the Company before the vesting schedule is satisfied, the unvested shares will be treated as subject to a substantial risk of forfeiture for the duration of the vesting period, unless the optionee timely elects to be taxed in the year of exercise on the difference between fair market value on the date of exercise and the option exercise price. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

        Maximum Tax Rates.    The maximum tax rate applicable to ordinary income is 35%. Long term capital gain will be taxed at a maximum rate of 15%. For this purpose, to receive long term capital gain treatment, the stock must be held for more than one year. The tax laws currently permit capital gains to be offset by capital losses, and currently permit up to $3,000 of capital losses to be offset annually against otherwise taxable ordinary income.

        Estimated Tax Payments.    Estimated tax payments may be due on amounts an optionee includes in income if the income recognition event occurs before the last month of his or her taxable year and no other exceptions to the underpayment of estimated tax penalties applies.

        Tax Treatment of the Company.    The Company will be entitled to a deduction in the year of exercise of an NQSO by a domestic director for either vested shares or unvested shares for which a timely election under Section 83(b) of the Code is made, or the year of vesting in the case of unvested shares for which an election under Section 83(b) of the Code is not timely made at the time of exercise, in an amount equal to the amount that the optionee recognizes as ordinary income subject to the Company properly reporting such income to the Internal Revenue Service.

ERISA

        The Company believes that the 2005 Directors' Plan will not be subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

New Plan Benefits

        The following table shows all expected fiscal 2008 option grants under the 2005 Directors' Plan for the persons indicated assuming stockholders approve the amendment of the plan that is the subject of this proposal. Only Outside Directors are eligible for options under the 2005 Directors' Plan. Therefore, we will not make any grants under the 2005 Directors' Plan during fiscal 2008 to any individuals other than eligible Outside Directors.

Name and Position	Dollar Value		Number of Options(1)

Jochen Witte President and Chief Executive Officer		—	—

Jerry Wong Vice President, Finance, Chief Financial Officer		—	—

Thomas Huben Executive Vice President, Field Operations		—	—

All current executive officers as a group (3 persons)		—	—

All current directors who are not executive officers, as a group (4 persons)	$	*	16,000

All employees, including officers who are not executive officers, as a group		—	—

(*)
The exercise price will be the closing price of Versant's common stock on August 22, 2008. The grant date fair value of each option will be computed in accordance with FAS 123(R). On February 15, 2008, the closing price of Versant Common Stock on the NASDAQ Capital Market was $25.55 per share.

(1)
If the proposed amendment to the 2005 Directors Option Plan described in this Proxy Statement is approved, then each of our incumbent Outside Directors (currently four directors) who are directors on August 22, 2008 will receive an option to purchase 4,000 shares of our common stock on August 22, 2008 at an exercise price per share equal to the closing price of Versant's common stock on the date of grant, which option is immediately exercisable and vests as to 50% of the shares on each of the two anniversaries following the grant date subject to continued service as a director or consultant.

  Vote Required and Board of Directors' Recommendation.

        Approval of the proposed amendment of the 2005 Directors' Plan to increase the number of shares of Common Stock reserved thereunder requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote, the holders of which are present in person or represented by proxy at the Annual Meeting and voting on this proposal, which affirmative vote must also include the affirmative vote of at least a majority of the required quorum. If you own shares through a broker, you must instruct your broker how to vote in order for your vote to be counted on this proposal. Should such shareholder approval not be obtained, then the proposed increase in the number of shares of Common Stock reserved under the 2005 Directors' Plan will not be implemented. However, the 2005 Directors' Plan will continue to remain in effect until terminated, as described above.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth information regarding equity compensation plans (including individual compensation arrangements) as of October 31, 2007:

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans approved by security holders	235,482	(1)	$16.75	308,366	(2)
Equity Compensation Plans not approved by security holders	—		$—	—

Total	235,482	(1)	$16.75	308,366	(2)

(1)
Excludes options to purchase 35,814 shares of Versant common stock assumed by Versant in connection with its merger with Poet Holdings, Inc. The weighted-average exercise price of those outstanding options was $13.07 per share as of October 31, 2007. No additional options may be granted under the plans under which those assumed options were originally granted.

(2)
Of these shares, at October 31, 2007, 45,934 shares were available for issuance under the 2005 Employee Stock Purchase Plan, 262,432 shares were available for issuance under the 2005 Equity Incentive Plan (which permits the grant of stock options, restricted stock, stock awards and restricted stock units) to employees, officers, directors, consultants, independent contractors and advisors of the Company or any parent or subsidiary of the Company; and no shares were available for issuance under the 2005 Directors Stock Option Plan. The numbers of shares and other data in the above table does not include the 50,000 shares for which the Company is seeking shareholder approval to add to the 2005 Director Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
AMENDMENT TO THE COMPANY'S 2005 DIRECTORS' PLAN.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Grant Thornton LLP, an independent registered public accounting firm, to audit the financial statements of Versant for the current fiscal year ending October 31, 2008. Grant Thornton LLP has served as the Company's independent registered public accounting firm since June 2003. The Company expects that representatives of Grant Thornton LLP will be present at the Annual Meeting, will be available to answer any appropriate questions, and will have the opportunity to make a statement if they desire to do so.

        If our shareholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2008, but reserves the right to elect to retain Grant Thornton LLP as the Company's independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Principal Accountant Fees and Services

        The independent registered public accounting firm of Grant Thornton LLP was selected to serve as the Company's independent registered public accountant to perform the audit of the Company's financial statements for the fiscal years ended October 31, 2007 and 2006.

        The table below sets forth the aggregate audit fees, audit-related fees, tax fees and all other fees billed for services rendered by the Company's principal accountant in our fiscal years ended October 31, 2007 and 2006.

Fee Category	Fiscal 2007	Fiscal 2006
Audit Fees	$381,320	$477,423
Audit-Related Fees	—	21,881
Tax Fees	—	—
All Other Fees	—	—

Total All Fees	$381,320	$499,304

        Audit Fees include aggregate fees billed for professional services rendered in connection with Grant Thornton LLP's audit of Versant's annual consolidated financial statements for the fiscal years 2006 and 2007, the reviews of Versant's consolidated financial statements included in its Quarterly Reports on Forms 10-Q for each of those fiscal years, and the attestation services for the statutory audits of international subsidiaries.

        Audit-Related Fees include professional services rendered in connection with the various acquisitions completed by the Company and also in connection with certain regulatory filings and responses made by the Company.

        Tax Fees.    We did not incur any Tax Fees during these periods.

        All Other Fees.    We did not incur any Other Fees during these periods.

Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve at the beginning of each fiscal year all audit and permissible non-audit services to be provided by the independent registered public accounting firm during that fiscal year. The Audit Committee pre-approves these services by authorizing specific projects within the categories of service outlined above. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.

        The Audit Committee considered the services listed above to be compatible with maintaining Grant Thornton LLP's independence.

Vote Required and Board of Directors' Recommendation

        The vote required to approve this proposal is the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote, the holders of which are present in person or represented by proxy at the Annual Meeting and voting on this proposal, which affirmative vote must also include the affirmative vote of at least a majority of the required quorum. Neither an Abstention nor a Broker Non-Vote will be counted as a vote "for" or "against" this proposal, provided, however, that Abstentions and Broker Non-Votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED SHAREHOLDER MATTERS

        Our only class of voting securities is our Common Stock. The following table presents information regarding the beneficial ownership of our Common Stock (which includes certain securities exercisable for or convertible into Common Stock) as of February 15, 2008 by:

  •
  each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock;

  •
  each of our directors;

  •
  the individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal 2007 and the Company's other most highly compensated executive officers during fiscal 2007 (together, the "Named Executive Officers"); and

  •
  all directors and executive officers as a group.

The percentage of beneficial ownership for the following table is based on 3,693,235 shares of Common Stock outstanding as of February 15, 2008. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares issuable upon the exercise of options and warrants within 60 days of February 15, 2008 (that is, April 15, 2008) are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of Common Stock of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of Common Stock of any other person. Unless otherwise indicated, each beneficial owner listed below maintains a mailing address of c/o Versant Corporation, 255 Shoreline Drive, Suite 450, Redwood City, California 94065.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Shares Outstanding
Directors and Executive Officers:
Jochen Witte(1)	81,619	2.2%
William Henry Delevati(2)	16,100	*
Herbert May(3)	14,329	*
Uday Bellary(4)	14,060	*
Bernhard Woebker(5)	12,115	*
Thomas Huben(6)	11,351	*
Jerry Wong(7)	6,578	*

Directors and executive officers as a group (7 persons)(8)	156,152	4.2%
5% Shareholder:
Renaissance Technologies LLC(9)	322,300	8.7%

*
Represents less than 1%.

(1)
Includes 15,120 shares of Common Stock owned by Mr. Witte's spouse and 24,819 shares of Common Stock subject to options exercisable within 60 days of February 15, 2008.

(2)
Includes 15,100 shares of Common Stock subject to options exercisable within 60 days of February 15, 2008.

(3)
Includes 14,329 shares of Common Stock subject to options exercisable within 60 days of February 15, 2008

(4)
Includes 14,060 shares of Common Stock subject to options exercisable within 60 days of February 15, 2008.

(5)
Includes 8,115 shares of Common Stock subject to options exercisable within 60 days of February 15, 2008.

(6)
Includes 11,351 shares of Common Stock subject to options exercisable within 60 days of February 15, 2008.

(7)
Includes 5,758 shares of Common Stock subject to options exercisable within 60 days of February 15, 2008.

(8)
Includes 93,532 shares of Common Stock subject to options exercisable within 60 days of February 15, 2008.

(9)
The address of Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022. The foregoing information is based on the Schedule 13G/A filed by Renaissance Technologies LLC with the SEC on February 13, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section discusses the principles underlying Versant's executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by Versant's Named Executive Officers (as defined below) and places in perspective the data presented in the tables and narrative that follow.

Versant's Named Executive Officers

        The following table identifies Versant's principal executive officer, principal financial officer and Versant's next most highly compensated executive officer (together referred to as the "Named Executive Officers") during fiscal year 2007. These individuals are also currently serving in the capacities indicated, and Versant has no other executive officers as of the date of this proxy statement. Biographical information for Mr. Witte's is on page 4 and for Messrs. Wong and Huben is set forth below.

Name of Officer	Age	Title
Jochen Witte	47	President and Chief Executive Officer
Jerry Wong	56	Vice President, Finance, Chief Financial Officer
Thomas Huben	38	Executive Vice President, Field Operations

        Jerry Wong has been Vice President, Finance and Chief Financial Officer of Versant since June 2006. Prior to his appointment to these positions with Versant, from March 2003 to December 2005, Mr. Wong served as Chief Financial Officer and a consultant for Companion Worlds, Inc., a privately held company that provides technology enabling instructional content for mobile digital devices. From March 2004 to June 2006 Mr. Wong also served as a financial consultant for Vega Vista, Inc., a privately held company developing solutions for accessing and interacting with rich content on small displays. From January 2000 to the present Mr. Wong has served as an independent trustee for Firsthand Mutual Funds and also served for four years as chairperson of the Fund's audit committee. From 1995 to October 2002 Mr. Wong was Vice President of Finance for Poet Software Corporation and Poet Holdings, Inc. and from 2000 to October 2002 he was Executive Vice President of U.S. operations for Poet Software Corporation, an affiliate of Poet Holdings, Inc. Poet Holdings, Inc. was a provider of object-oriented database and e-catalog solutions that merged with Versant in March of 2004. Mr. Wong holds a B.S. degree in Business Administration from the University of San Francisco.

        Thomas Huben was promoted to the position of Executive Vice President of Field Operations in December 2005. Prior to his appointment as Executive Vice President of Field Operations, from July 2005 to January 2006 Mr. Huben was the Company's Vice President of Worldwide Sales. From January to June 2005 he was the Company's Vice President, European Database Sales and from September 2001 to December 2004 he served as the Company's Director of Sales, EMEA. Prior to joining Versant as a result of its merger with Poet Holdings, Mr. Huben had served from 1998 to 2001 as the Director of Business Development of Poet Software GmbH.

Compensation Philosophy and Overview

        Our compensation programs are based on a philosophy that is focused on achieving Versant's corporate strategic and tactical goals, retaining and rewarding executive officers and other key employees, and enhancing shareholder value while supporting the Company's core values and culture. Versant has established a competitive compensation program that promotes the achievement of Versant's financial results and rewards individual contributions. The compensation policy emphasizes both the achievement of near-term financial and operational goals and long-term value creation through awards of stock options with vesting conditions whose value depends on future increases in the Company's value. Thus, it is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his own level of performance.

        Versant's executive compensation program has three principal elements: (1) a base salary, (2) cash bonus awards or commissions and (3) long-term equity-based incentive compensation. In addition, we provide Versant's executive officers a variety of health and welfare benefits that in most cases are available generally to all of Versant's salaried employees. We view these components of compensation as related but distinct. Although the Compensation Committee reviews the total compensation of Versant's executive officers, we do not believe that significant compensation derived from one component of compensation should necessarily negate or reduce compensation from other components. We do believe that the executive compensation package should be fair and reasonable when taken as a whole.

        We have not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid out compensation or between cash and non-cash compensation. However, Versant's philosophy is to provide cash compensation at a competitive level while providing the opportunity to our executive officers to be significantly rewarded through equity if the Company and the Company's stock price perform well over time. We also believe that, for most technology companies, stock-based compensation is generally the primary motivator in attracting executives rather than base salary or cash bonuses. In addition, our decisions regarding compensation for the Company's executives also take into account the Company's overall size (in terms of revenue and net income), its cash reserves and its market capitalization and, with respect to our executives who are based in Germany, German employment laws and executive employment practices prevalent in Germany, as well as prevailing currency exchange rates for the U.S Dollar and the Euro for salary and bonus payments paid in Euros to these executives.

Role of the Chief Executive Officer in Compensation Decisions

        In recent fiscal years, Mr. Witte, Versant's Chief Executive Officer, has reviewed Radford compensation survey data for technology companies in order to develop recommendations for the Compensation Committee regarding compensation for our Named Executive Officers. In addition, Mr. Witte annually reviews the performance of each of Versant's other executive officers. The conclusions reached by Mr. Witte and his recommendations based on these reviews, including with respect to base salary, target annual bonus levels and performance targets, and target annual long-term incentive award values, are presented by Mr. Witte to the Compensation Committee. The Compensation Committee is free to exercise its discretion in modifying any recommended adjustments or awards to executives provided by the Chief Executive Officer and have historically made such adjustments. The Compensation Committee makes all final compensation decisions for each of Versant's Named Executive Officers.

        Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the Compensation Committee members but also Versant's Chief Executive Officer and, as required, Versant's Chief Financial Officer. In addition, Bernhard Woebker, one of Versant's outside directors, has typically attended Compensation Committee meetings because the Committee members believe that Mr. Woebker has had significant management and operational experience with technology-oriented companies that enable him to provide useful input to the Compensation Committee regarding executive compensation matters.

Role of the Compensation Committee

        The current members of the Compensation Committee are Mr. May (Chair), Mr. Bellary, and Mr. Delevati. Mr. May joined the Board of Directors in March 2004 and was appointed as Chairman of the Compensation Committee in March 2005. Each member of Versant's Compensation Committee is appointed by the Company's Board of Directors, and consists entirely of directors who are "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act and who meet the independence requirements of The NASDAQ Stock Market.

        The Compensation Committee has the exclusive authority to establish the level of base salary payable to Versant's executives and strives to ensure that Versant's executive compensation program is consistent with Versant's compensation philosophy and provides compensation for Versant's executive officers at competitive levels. In addition, the Compensation Committee has the responsibility for approving the individual bonus programs for Versant's Chief Executive Officer and its other executive officers for each fiscal year and also reviews and makes recommendations to the Company's Board of Directors to ensure that other aspects of Versant's compensation and benefit programs are consistent with Versant's compensation philosophy. The Compensation Committee also reviews Versant's overall compensation strategy at least annually to ensure that it promotes shareholder interests, supports Versant's strategic and tactical objectives and provides for appropriate rewards and incentives for Versant's executive officers. The Compensation Committee's most recent overall compensation review occurred in November and December 2007.

Accounting and Tax Implications of Versant's Compensation Policies

        In designing Versant's compensation programs, the Compensation Committee considers the financial accounting and tax consequences of these programs to the Company as well as the tax consequences to Versant's employees. Since fiscal 2006, the Company has accounted for share-based compensation costs in accordance with SFAS No. 123(R) and SEC Staff Accounting Bulletin No. 107. SFAS 123(R) was adopted using the modified-prospective transition method, which requires us to estimate and record and expense over the service period of the award. The SFAS 123(R) cost of Versant's equity awards is considered by management as part of Versant's equity grant recommendations to the Compensation Committee.

        Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that the Company may deduct for income tax purposes in any one year with respect to Versant's five most highly compensated executive officers. The $1 million limit does not apply to compensation that is considered "performance based" under applicable tax rules. Versant's executive stock options are intended to qualify as "performance-based," awards so that compensation attributable to those options is fully tax deductible. Versant currently provides compensation to executives in forms that do not meet the requirements for "performance-based" compensation, such as base salary, and annual incentive pay, and we have no individuals with non-performance based compensation in excess of the Section 162(m) tax deduction limit.

External Advisor

        The Compensation Committee has the authority to engage the services of outside advisors but historically, including for fiscal 2007, has not done so given the Company's size, the number of the Company's executive officers, the relative lack of complexity of the Company's compensation programs and the costs associated with retaining such an advisor.

Executive Compensation Program

  Components of Versant's Compensation Program

  Base Salary

        The Compensation Committee sets base salaries for Versant's Named Executive Officers on the basis of general market levels and officer's past personal performance. Specifically, compensation is determined relative to job scope and responsibilities, past and current contributions, compensation for similar positions at peer and/or other high-technology companies, and individual factors (such as unique skills, demand in the labor market, and longer-term development and succession plans). Each individual's base pay is positioned relative to the officer's total compensation package, including annual cash incentives and long-term equity incentives.

        For fiscal 2007, the annual base salary rate for Mr. Witte, who is based in Germany and whose base salary is paid in Euros, was €216,000. This annual base salary rate was established pursuant to Mr. Witte's November 2006 employment agreement which was approved by the Compensation Committee on November 27, 2006 and was equivalent to approximately $284,000 based on the currency exchange rate for the US Dollar and Euro in effect on November 27, 2006.

        For fiscal 2007, the annual base salary rate for Mr. Wong was $170,000 as established pursuant his employment offer letter with the Company dated June 27, 2006 which was extended when Mr. Wong joined Versant in June 2006.

        For fiscal 2007, the annual base salary rate for Mr. Huben, who is also based in Germany and whose base salary is paid in Euros, was €108,000, (equivalent to $140,454 based on the currency exchange rate for the US Dollar and Euro in effect on January 5, 2007, the date the Compensation Committee approved Mr. Huben's annual base salary for fiscal 2007). Mr. Huben's base salary forms part of his target compensation pursuant to an employment agreement entered into between Mr. Huben and Versant's German subsidiary, Versant GmbH, effective as of November 1, 2006, which the Compensation Committee approved on January 5, 2007. Mr. Huben was promoted to Executive Vice President of Field Operations in December 2005.

  Annual Cash Incentive Bonuses

        We pay cash bonuses to Versant's Named Executive Officers pursuant to compensation programs approved by the Compensation Committee, which make these officers eligible to receive contingent cash bonus payments conditioned upon the individual and/or Versant achieving specific financial results and strategic goals. In setting the target cash incentive bonus programs approved for Versant's Named Executive Officers for fiscal 2007, the Committee determined that there was a reasonable probability that each such officer would achieve his targeted bonus levels if that officer (and in some cases all the Named Executive Officers) exerted strong efforts on behalf of the Company in fiscal 2007, but also recognized that achievement of target bonus levels was by no means assured.

        In fiscal 2007 Mr. Witte was entitled to receive a cash bonus based on the Company's net income for fiscal 2007. The Compensation Committee approved this program in recognition of the Company's improved performance under Mr. Witte's leadership and to provide increased contingent pay incentives for further improvements in the Company's financial performance. The Compensation Committee decided to base Mr. Witte's cash bonus on net income, since net income was a key financial performance metric for the Company's 2007 operating plan and a fair indicator of improvement in the Company's operating results in fiscal 2007. Under Mr. Witte's fiscal 2007 bonus arrangement, following each of the first three quarters of fiscal 2007, Mr. Witte earned a bonus equal to 3% of the Company's net income for the quarter, computed before deduction of the amount of the bonus Mr. Witte could earn for that fiscal quarter ("Bonusable Net Income", and each such quarterly bonus payment a "Bonus Advance") and, following the close of fiscal 2007, a bonus equal to 6% of the Company's

Bonusable Net Income for fiscal 2007 minus all previously paid quarterly Bonus Advances. If the Bonus Advances exceeded 6% of the Company's Bonusable Net Income for fiscal 2007, then Mr. Witte would nevertheless retain all Bonus Advances. Versant achieved net income of $1.706 million, $1.906 million and $1.934 million for the first three quarters of fiscal 2007 and net income of $7.633 million for fiscal 2007. Accordingly, pursuant to his bonus arrangement, the Compensation Committee confirmed and awarded Mr. Witte a cash bonus, based on the Company's Bonusable Net Income for fiscal 2007, of €329,129 (equivalent to US$485,465 based on the exchange rate of approximately $1.475 for €1.0 Euro in effect on the date the Compensation Committee approved Mr. Witte's fiscal 2007 bonus amount).

        The Compensation Committee approved a target bonus of up to $40,000 for Mr. Wong for fiscal 2007 without establishing any pre-determined objectives for Mr. Wong. Given the Company's size, the Compensation Committee decided not to set specific pre-determined goals for Mr. Wong in fiscal 2007 to enable Mr. Wong greater flexibility to focus his efforts in areas where he, in consultation with Versant's Chief Executive Officer, believed the Company most needed improvement and because certain objectives, such as successfully managing the Company's financial reporting and internal controls functions, were understood to be important aspects of Mr. Wong's duties. Based on the following achievements, the Compensation Committee awarded Mr. Wong a bonus of $60,000, or 150% of his target bonus for fiscal 2007: achievement of objectives assigned to him by Versant's Chief Executive Officer in fiscal 2007, improving the internal processes (including accounting processes), the successful and prompt relocation of the Company's U.S. headquarters from Fremont, California to Redwood City, California and effectively managing the Company's accounting, financial, reporting and related administrative functions, and the Company's overall fiscal 2007 performance. In addition, the Compensation Committee awarded Mr. Wong a discretionary bonus of $40,000 for fiscal 2007 to recognize his overall outstanding performance during the fiscal year and to bring his total cash compensation for the year to $270,000, a level the Compensation Committee believed reflected Mr. Wong's achievements and that was commensurate with his position as a chief financial officer of a public technology company headquartered in Silicon Valley.

        Pursuant to Mr. Huben's Employment Agreement with the Company, the Compensation Committee established his target cash compensation, including salary and bonus for fiscal 2007 at €250,000. In January 2007 the Compensation Committee approved a fiscal 2007 compensation program under which Mr. Huben was eligible to earn a total target cash bonus of €142,000 based on the following targets and more if he exceeded these targets: (1) cash commission on the Company's sales revenue under a formula which would result in a total commission to Mr. Huben of approximately €72,000 if the Company achieved target revenues of $17.0 million in fiscal 2007, with an increased commission rate for all revenues above the target amount; (2) a variable bonus based on the Company's income from operations in fiscal 2007 that would provide a target bonus of €45,000 if the Company achieved a target level of income from operations in fiscal 2007 of $4.1 million and (3) up to a maximum of €25,000 for achieving certain quarterly Company objectives defined by Versant's Chief Executive Officer, including among others, signing agreements with new customers and attaining certain public relations objectives. Mr. Huben's cash commissions on sales revenue and his bonus payable on operating income were payable based upon Company revenue or income from operations the Company achieved in fiscal 2007 at fixed rates, whether or not targeted fiscal 2007 revenue or income from operations, respectively, were achieved. Following the close of fiscal 2007, the Compensation Committee reviewed fiscal 2007 results and Mr. Huben's performance and awarded Mr. Huben a bonus of €346,262 for fiscal year 2007, or 191% of his 2007 target bonus, determined as follows: €237,123 based on the commission on fiscal 2007 sales revenues, €84,139 based on the Company's net income from operations for fiscal 2007 and €25,000 based on the Committee's determination that Mr. Huben achieved his specified personal quarterly Company objectives.

        For fiscal 2008, the Compensation Committee set the annual salaries and target cash bonus incentive levels and related performance targets for Versant's executive officers as described below under "Approval of Fiscal Year 2008 Cash Compensation for Named Executive Officers."

  Equity-Based Long Term Incentive Compensation

        We utilize stock options to ensure that Versant's executive officers have a continuing stake in Versant's long-term success and to align their interests with the interests of Versant's shareholders. Option grants allow the officers to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time. The options vest in periodic installments over a three-year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term. We also believe that our Named Executive Officers should have a greater percentage of their equity compensation in the form of stock options rather than restricted stock or restricted stock unit awards, as stock options have greater risk associated with them than these other equity grants due to the executive's need to make an investment by paying for option shares to realize any appreciation in our stock. We believe that our executive officers should have a larger portion of their equity incentive awards at risk compared to other employees.

        The Compensation Committee evaluates the percentage of ownership of Versant of each Named Executive Officer on a fully-diluted basis, each executive officer's current holdings of unvested equity and the extent to which those holdings provide adequate retention incentives to determine whether any additional equity awards are warranted. When setting the number of share-based awards to be granted to each executive, the Compensation Committee also considers the impact of a potential award on Versant's financial statements based on FAS 123(R).

        In determining equity grants for Versant's Named Executive Officers for fiscal 2007, the Compensation Committee took into account the above factors. Based on this information, the Compensation Committee granted stock options to Mr. Witte (20,000 shares) and Mr. Huben (10,000) shares in November 2006 and to Mr. Wong (7,500 shares) in February 2007. Mr. Wong's grant was made somewhat later in the fiscal year due to the fact he had been employed by Versant only since June of 2006.

        All grants of options to Versant's executive officers and other employees, as well as to Versant's directors, have been granted with exercise prices equal to or exceeding the fair value of the underlying shares of common stock on the grant date, as determined by Versant's Board of Directors, which was the closing price of Versant's Stock on The NASDAQ Stock Market on the date of grant. All equity-based awards have been reflected in Versant's consolidated financial statements, based upon the applicable accounting guidance.

        We do not have any program, plan or practice that requires us to grant stock options to Versant's executive officers on specified dates, however, we generally (but not exclusively) consider stock option grants to Versant's executives on an annual basis, typically following fiscal year end when preliminary results for the preceding fiscal year are available for review by the Compensation Committee and forecasts for the following fiscal year are presented for review by the Board of Directors. Accordingly, the Compensation Committee makes all such grants of stock options to Versant's executives at its regularly scheduled meetings.

  Perquisites

        Our executive officers are eligible for the same health and welfare programs and benefits as the rest of Versant's salaried employees. In addition, Mr. Witte receives an automobile lease allowance of €800 per month and Mr. Huben receives an automobile lease allowance of €700 per month, as Messrs. Witte and Huben is each resident in our German office where such a benefit is customary for executives holding similar positions. In addition, the Company pays life insurance premiums for Mr. Witte of approximately €150 per month.

  Employment Contracts

        Versant and its subsidiary Versant GmbH have entered into a joint employment agreement and managing director service contract with Mr. Witte which provides that if Mr. Witte is terminated during the term of the agreement (which ends on October 31, 2009) other than for cause, then Mr. Witte will be entitled to, in exchange for a release of claims, severance payments equivalent to the sum of (1) the base salary paid to him by Versant GmbH in the Company's three most recent fiscal quarters ended prior to the date of termination and (2) an amount equal to any bonus advances or other bonus payments made to him by the Company in the three most recent fiscal quarters ended prior to the date of termination. This severance is to be paid in equal monthly installments over a six-month period following termination. In addition, all of Mr. Witte's then-outstanding stock options will be subject to 12 months of accelerated vesting.

        Versant has also entered into an employment agreement with Mr. Huben which provides that the Company may terminate Mr. Huben at its discretion, though the Company is required to give Mr. Huben nine months notice in the case of his termination or in the alternative, the Company may release Mr. Huben from his work duties while paying his compensation for the remainder of the employment term.

        Versant believes that these severance arrangements are necessary for the Company to attract and retain talented and qualified executive officers in the markets in which it competes for talent. In addition, Versant believes that the provisions of these employment contracts are customary for high-technology companies similarly situated with Versant, particularly in light of the fact that the Company does not have change of control arrangements with any of our executive officers.

Approval of Fiscal Year 2008 Cash Compensation for Named Executive Officers

        In January 2008, the Compensation Committee established the base salaries for our Named Executive Officers for the Company's fiscal year ending October 31, 2008 as follows: Mr. Witte €216,000, Mr. Wong $190,000 and Mr. Huben €108,000. Mr. Witte's and Mr. Huben's base salaries were unchanged from their fiscal 2007 levels. Mr. Wong's base salary was increased from $170,000 to $190,000 in recognition of his performance in fiscal 2007 and to make his base salary commensurate with his position as a chief financial officer of a public technology company headquartered in Silicon Valley.

        In January 2008, the Compensation Committee also approved the targets for our Named Executive Officer's annual cash incentive compensation or bonus programs for the fiscal year ending October 31, 2008, which are summarized below.

        Mr. Witte is eligible to earn a bonus based on Versant's net income (determined in accordance with US generally accepted accounting principles) for fiscal 2008, computed before deduction of this bonus (the "Bonusable Income"). This bonus will be payable as a percentage of a certain amount of the Bonusable Income up to a target level and at an increased percentage rate for any Bonusable Income that may be achieved above the target Bonusable Income level. This bonus is payable quarterly, except for the portion of the bonus (if any) that may be payable at the increased percentage rate, which is to be paid after the public announcement of Versant's fiscal 2008 operating results. The structure of this fiscal 2008 bonus program is similar to Mr. Witte's net income-based bonus program for fiscal 2007, except that it computes the amount of Mr.Witte's bonus at lower percentage rates than his fiscal 2007 program and provides for an increase in the bonus rate after a certain net income level is met, though still at a lower percentage rate than Mr. Witte's fiscal 2007 net income-based bonus. Mr. Witte is also eligible to earn an additional bonus at the close of fiscal 2008 if the market price of Versant common stock on the last day of fiscal 2008 has increased over its market price at October 31, 2007 (the "2008 Rate of Increase") by a rate in excess of the increase in the NASDAQ Composite Index (the "IXIC") for the same time period. If Versant's Common Stock has a 2008 Rate of Increase that is 50% more than the increase in the IXIC for fiscal 2008, then the bonus rate will double with respect to each percentage point by which the 2008 Increase exceeds 50% more than the increase in the IXIC. In addition, Mr. Witte will be eligible to receive a discretionary bonus of up to $45,000 as determined by the Compensation Committee, based on the Company's business progress in fiscal 2008. Based on Mr. Witte's compensation program for fiscal 2008, if he achieves exactly the "target" amounts for each component of his bonus program his target fiscal 2008 bonus will be $284,700.

        Mr. Wong is eligible to earn a bonus based on the same target Bonusable Income level as for Mr. Witte. This bonus will be payable to Mr. Wong as a percentage of a certain amount of the Bonusable Income up to the target level and at an increased percentage rate for any Bonusable Income that may be achieved above the target Bonusable Income level. This bonus is payable quarterly, except for the portion of the bonus (if any) that may be payable at the increased percentage rate, which is to be paid after the public announcement of Versant's fiscal 2008 operating results. In addition, Mr. Wong is eligible to earn a bonus of $40,000 by achieving certain operational objectives in fiscal 2008 as determined by the Company's Chief Executive Officer, including among others the implementation of compliance programs related to Section 404 of The Sarbanes-Oxley Act of 2002 and other objectives which have not yet been established. Based on Mr. Wong's compensation program for fiscal 2008, if he achieves exactly the "target" amounts for each component of his bonus program his target fiscal 2008 bonus will be $80,000.

        Mr. Huben is eligible to earn a bonus determined as a percentage of Versant's revenue for fiscal 2008, as determined in accordance with US generally accepted accounting principles and publicly reported by Versant. This bonus will be paid as a percentage of fiscal 2008 revenue until a target revenue level is met and will be paid at an increased percentage rate for any revenue achieved in excess of the target revenue. For purposes of this bonus the Versant Board retains the ability to adjust the revenue amounts to reflect certain currency exchange rate fluctuations outside a predetermined range. Mr. Huben is also eligible to earn a bonus on Versant's net income from operations in fiscal 2008 determined in accordance with US generally accepted accounting principles as publicly reported by Versant in fiscal 2008 ("Operating Income") as a percentage of fiscal 2008 Operating Income. In addition, Mr. Huben is also eligible to receive a discretionary bonus of up to €10,000 as determined by the Compensation Committee based on progress achieved in obtaining customers in a certain industry segment during fiscal 2008. Based on Mr. Huben's compensation program for fiscal 2008, if he achieves exactly the "target" amounts for each component of his bonus program his target fiscal 2008 bonus will be €180,440, or approximately $265,247, based on the exchange rate of approximately $1.470 to €1.0.

        For more detailed information on the fiscal 2008 incentive compensation programs for Versant's Named Executive Officers, please see our report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2008.

Deferred Compensation Plan

        The Company currently does not maintain any deferred compensation plans.

Compensation Committee Report

The information contained in the following report of Versant's Compensation Committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by Versant under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Versant specifically incorporates it by reference.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into Versant's Annual Report on Form 10-K for the fiscal year ended October 31, 2007.

COMPENSATION COMMITTEE
Dr. Herbert May (Chair)
Uday Bellary
William Henry Delevati

        Provided in the tables and narrative below is certain information regarding compensation earned by our Named Executive Officers during fiscal year 2007.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All other Compensation ($)(3)	Total ($)

Jochen Witte President and Chief Executive Officer(4)	2007	$292,313	$51,887	$485,465	$12,165	$841,830
Jerry Wong Vice President, Finance, Secretary and Chief Financial Officer	2007	$170,000	$34,836	$100,000	$—	$304,836
Thomas Huben Executive Vice President, Field Operations(4)	2007	$146,157	$44,114	$483,775	$14,395	$688,441

(1)
Reflects stock options granted under Versant's 2005 Equity Incentive Plan (the "2005 Plan"). These amounts do not reflect compensation actually received. Rather, they represent the aggregate expense recognized by Versant for financial statement reporting purposes in fiscal year 2007 in accordance with FAS 123(R) (but disregarding for this table the estimate of forfeitures related to service-based vesting conditions). The assumptions used to calculate the value of these stock options are set forth in Note 3 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2007, filed with the SEC on January 29, 2008.

(2)
Consists of cash bonuses paid under each officer's non-equity incentive compensation plan during fiscal 2007. For an explanation of the material terms of these annual cash bonus awards, see "Compensation Discussion and Analysis—Executive Compensation Program—Components of Versant's Compensation Program—Annual Cash Incentive Bonuses" and footnote (1) to the Grants of Plan-Based Awards table on page 32.

(3)
Represents payment by the Company of life insurance premiums and auto lease payments.

(4)
All reported amounts have been converted from Euros to U.S. Dollars based on the exchange rate in effect on October 31, 2007, the last day of our fiscal year, which was €0.694 per $1.00.

Grants Of Plan-Based Awards
Fiscal Year 2007

        The following table shows all plan-based awards granted to our Named Executive Officers during fiscal year 2007. Certain of the stock option awards shown in this table (those granted in fiscal year 2007) are also reported in the Outstanding Equity Awards at Fiscal Year End table on page 33.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		All other Option Awards: Number of Securities Underlying Options (#)
					Exercise or Base Price of Option Awards ($/Sh)
						Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Target ($)	Maximum ($)
Jochen Witte	11/27/2006	$290,872	$—	20,000	$10.37	$106,014
Jerry Wong(2)	2/26/2007	$40,000	$—	7,500	$18.18	$68,579
Thomas Huben	11/27/2006	$204,622	$—	10,000	$10.37	$53,007

(1)
For purposes of this table, a "non-equity incentive plan award" is a determination by the Compensation Committee of our Board of Directors (the "Committee") that the Named Executive Officer may participate in an individualized annual cash bonus program established by the Compensation Committee for that specific officer as his own non-equity incentive plan and be eligible to receive a cash payout if actual performance during the annual performance period satisfies the pre-determined conditions for payment based on the terms and payment formulas of the plan requirements. The awards reported in this table are for the fiscal 2007 annual performance period and the terms and conditions of the awards were established by the Compensation Committee in the first quarter of fiscal year 2007. For a more detailed explanation of the material terms of these non-equity incentive plans, see above under "Compensation Discussion and Analysis—Executive Compensation Program—Components of Versant's Compensation Program—Annual Cash Incentive Bonuses". The amounts shown for "Target" are those that would have been paid if the exact targeted levels established by the Committee had been achieved. The amounts shown for "Maximum" are those that would have been paid if the maximum levels established by the Committee had been achieved; where no maximum level is shown there was no maximum amount payable under the plan in question. No minimum thresholds were established for named executive officer's non-equity incentive plans for fiscal 2007. In addition, regardless of actual performance relative to the pre-determined objectives and targets, an otherwise earned and approved annual bonus payout would only have been made if the executive officer was employed on the date payment was otherwise approved by the Committee to be paid. The amounts reported for the fiscal year 2007 are "estimated future payouts" as they existed at the time the award was made; the actual cash payouts to each executive officer are reported in footnote (2) of the Summary Compensation Table on page 31.

(2)
During fiscal year 2007, Mr. Wong also received additional discretionary bonuses totaling $60,000 awarded by the Compensation Committee based on performance during the year. The total bonus amount for Mr. Wong in fiscal 2007 is reported under "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table on page 31 and in the portions of the "Compensation Discussion and Analysis" section described in footnote (2) of the Summary Compensation Table.

(3)
These amounts do not reflect compensation actually received. Rather, they represent the grant date full value calculated in accordance with FAS 123(R). The assumptions used to calculate the value of these restricted stock and stock option grants are set forth in Note 3 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2007, filed with the SEC on January 29, 2008.

Outstanding Equity Awards
Fiscal Year 2007

        The following table shows all outstanding equity awards held by our Named Executive Officers at the end of fiscal year 2007 (which ended on October 31, 2007). Certain of the stock option awards shown in this table (those granted in fiscal year 2007) are also reported in the Grants of Plan-Based Awards table on page 32.

	Option Awards(1)
		Number of Securities Underlying Unexercised Options at October 31, 2007
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Option Exercise Price		Option Expiration Date
Jochen Witte	11/27/2006 11/29/2005 3/18/2004 3/18/2004 3/18/2004	6,111 5,277 875 2,800 4,200	13,889 7,223 — — —	$ $ $ $ $	10.37 3.69 3.50 10.50 27.50	11/27/2016 11/29/2015 9/5/2012 1/24/2012 3/18/2014

	Total	19,263	21,112

Jerry Wong	2/26/2007 6/27/2006	— 2,166	7,500 8,334	$ $	18.18 6.80	2/26/2017 6/27/2016

	Total	2,166	15,834

Thomas Huben	11/27/2006 2/1/2006 2/28/2005 4/28/2004	3,055 2,385 243 750	6,945 8,889 195 —	$ $ $ $	10.37 6.34 7.70 20.70	11/1/2016 2/1/2016 2/28/2015 4/28/2014

	Total	6,433	16,029

(1)
These options first vest and become exercisable with respect to 25% of the shares subject to the option nine months after the grant date, and thereafter vest and become exercisable with respect to 2.78% of the shares subject to the option each month thereafter, subject to the option holder's continued employment or service relationship with the Company.

Options Exercised and Stock Vested
Fiscal Year 2007

        The following table shows all stock options that were exercised and the aggregate value that was realized on those exercises by each of the Named Executive Officers during fiscal year 2007 (which ended on October 31, 2007). We do not grant awards of restricted stock or similar instruments, accordingly no such shares vested during fiscal year 2007.

Name	Number of Shares Acquired On Exercise	Value Realized on Exercise ($)(1)
Jochen Witte	11,500	$184,275
Jerry Wong	5,928	$72,190
Thomas Huben	11,000	$159,500

    (1)
    The value realized equals the difference between the option exercise price and the fair market value of the Company's common stock on the date of exercise, multiplied by the number of shares acquired by exercise of the option.

Potential Payments Upon Termination Of Employment

        The following table describes the potential payments and benefits upon termination of our Named Executive Officers' employment, as if each officer's employment terminated as of the end of our last fiscal year, October 31, 2007. For purposes of valuing the severance and vacation payout payments in the table below, we used each officer's base salary rate in effect on October 31, 2007, and the number of accrued but unused vacation days on October 31, 2007. For more information, please see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" below.

Name	Nature of Payment or Benefit	Termination by Company Without Cause	Termination due to Death or Disability
Jochen Witte	Severance(1)	$610,330	$155,629
	Accelerated Equity Awards(2)	$194,015	$—
	Vacation Payout	$—	$—

	Total Value	$804,345	$155,629

Jerry Wong	Severance	$—	$—
	Accelerated Equity Awards	$—	$—
	Vacation Payout	$5,344	$5,344

	Total Value	$5,344	$5,344

Thomas Huben	Severance(3)	$116,721	$—
	Accelerated Equity Awards	$—	$—
	Vacation Payout	$11,277	$11,277

	Total Value	$127,998	$11,277

(1)
Calculated based on the exchange rate in effect on October 31, 2007, the last day of fiscal 2007, which was €0.694 per $1.00.

(2)
The value of the vesting acceleration for stock options shown in the table below was calculated based on the assumption that the officer's employment terminated on October 31, 2007, and that the fair market value per share of our common stock on that date was $21.58, which was the closing trading price of our common stock on October 31, 2007. The value of the equity acceleration was calculated by multiplying the number of unvested shares subject to acceleration by the difference between $21.58 and the exercise price per share of the accelerated option.

(3)
The Company's employment contract with Mr. Huben provides that the Company and Mr. Huben are each required to provide the other nine months advance notice of termination. The above table assumes that Versant terminated Mr. Huben without providing nine months advance notice. The amount is based on Mr. Huben's current base salary of €108,000 (or $155,628), based on the exchange rate in effect on October 31, 2007, the last day of fiscal 2007.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        Chief Executive Officer's Employment Arrangements.    On November 30, 2006, Versant and our subsidiary, Versant GmbH ("Versant Germany"), entered into a Joint Employment Agreement and Managing Director Service Contract (the "Agreement") with Jochen Witte, Versant's Chief Executive Officer and President. The Agreement sets forth terms of Mr. Witte's employment as Versant's Chief Executive Officer and President and as the Managing Director of Versant Germany. Subject to earlier termination of Mr. Witte's services, the Agreement's term continues until the close of Versant's 2009 fiscal year on October 31, 2009. The principal terms of the Agreement are summarized below:

  •
  As Versant's Chief Executive Officer and President, Mr. Witte was entitled to be paid a cash bonus based on Versant's net income for its fiscal year ending October 31, 2007 ("fiscal 2007"), computed before deduction of the bonus ("Pre-Bonus Net Income"). Under this bonus arrangement, following each of the first three quarters of fiscal 2007, Mr. Witte was paid a bonus equal to 3% of Versant's Pre-Bonus Net Income for that fiscal quarter (a "bonus advance") and, following the close of fiscal 2007, a bonus equal to 6% of Versant's Pre-Bonus Net Income for fiscal 2007 minus all previously paid bonus advances. If the bonus advances exceed 6% of Versant's Pre-Bonus Net Income for fiscal 2007, then Mr. Witte will retain all bonus advances.

  •
  The Agreement also provides that, as Managing Director of Versant Germany, Mr. Witte will be paid a base salary by Versant Germany at a rate of €216,000 per year and that if he is terminated as Managing Director of Versant Germany without cause prior to expiration of the Agreement's term he will be entitled, in exchange for a release of claims, to severance payments equivalent to the sum of (i) the base salary paid to him by Versant Germany in Versant's three most recent fiscal quarters ended prior to the termination plus (ii) an amount equal to any bonus payments made to him by Versant in the three most recent fiscal quarters ended prior to the termination. This severance is to be paid in equal monthly installments over a six-month period following termination. Under the Agreement Mr. Witte is also subject to certain non-competition obligations in the event he is terminated as Managing Director of Versant Germany.

Pursuant to the Agreement, on November 27, 2006 Mr. Witte was granted a nonqualified option to purchase up to 20,000 shares of Versant common stock pursuant to Versant's 2005 Equity Incentive Plan. The option vests and becomes exercisable over a three-year period on Versant's standard vesting terms so that 25% of the shares become exercisable nine months after the option grant date, with the balance vesting at the rate of 2.78% of the shares per month thereafter. The Agreement provides that all Mr. Witte's then outstanding stock options will be subject to 12 months of accelerated vesting if, during the term of the Agreement, Mr. Witte's employment as Versant's Chief Executive Officer is terminated without cause. The Agreement also provides that, for each Versant fiscal year during the term of the Agreement, Versant's Board of Directors or the Compensation Committee of the Board will establish a contingent bonus program for Mr. Witte and determine whether he is to be granted any additional stock options. Mr. Witte was granted an additional nonqualified option to purchase up to 20,000 shares of Versant common stock pursuant to Versant's 2005 Equity Incentive Plan on November 29, 2007 and the Compensation Committee also established a new non-equity compensation program for Mr. Witte for fiscal 2008, which is described above in "Compensation Discussion and Analysis" under the heading "Approval of Fiscal Year 2008 Cash Compensation for Named Executive Officers".

        Executive Vice President, Field Operations Employment Arrangements.    In January 2007, the Compensation Committee of Versant's Board of Directors approved an employment agreement between Versant's subsidiary, Versant GmbH and Thomas Huben, the Company's Executive Vice President, Field Operations. The agreement is effective as of November 1, 2006, and provides that Mr. Huben's fiscal 2007 annual base salary will be €108,000. The agreement contemplates target fiscal 2007 income for Mr. Huben of €250,000 (inclusive of his base salary). Pursuant to these provisions of Mr. Huben's employment agreement, in January of 2007 the Compensation Committee approved a non-equity incentive program for Mr. Huben for fiscal 2007 that provided for target bonus compensation of €142,000, consisting of (i) a cash commission on the Company's sales revenue under a formula which provided for a total target commission to Mr. Huben of €72,000 if the Company achieved certain target revenues in fiscal 2007, with a significantly increased commission rate for revenues above the target amount; (ii) a variable bonus based on the Company's income from operations in fiscal 2007, that would provide a target bonus of € 45,000 if the Company achieves certain target levels of income from operations in fiscal 2007; and (iii) a performance-based bonus for up to a maximum of €25,000 for achieving certain quarterly objectives established by Versant's Chief Executive Officer. The employment agreement also provides that the Company and Mr. Huben are each required to provide the other nine months advance notice of termination and that Mr. Huben will be entitled to use of an automobile for a monthly leasing fee of €700. The payments made to Mr. Huben under these incentive bonuses for fiscal 2007 totaled €272,499 (see above in "Compensation Discussion and Analysis" under the heading Annual Cash Incentive Bonuses" for more detail on the payment of these fiscal 2007 incentive compensation bonuses).

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee throughout all of fiscal 2007 were Messrs. Delevati, Bellary and May, none of whom had ever been an officer or employee of the Company or any of its subsidiaries. During fiscal 2007, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving on the Company's Board or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of three independent directors and operates under a written charter approved by the Audit Committee and adopted by the Board. A copy of the charter was filed with the Company's Proxy Statement for its 2005 Annual Meeting of Shareholders. Uday Bellary, William Henry Delevati and Dr. Herbert May are the current members of the Audit Committee. The Audit Committee recommends to the Board the selection of Grant Thornton LLP as the Company's independent registered public accounting firm.

        Management is responsible for the Company's internal controls and the financial reporting process. Grant Thornton LLP is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, including by engaging in discussions with management and Grant Thornton LLP.

        In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2007 with management and Grant Thornton LLP. As part of this discussion, management has confirmed to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee also has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also has discussed with Grant Thornton LLP that firm's independence. Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for our fiscal year ended October 31, 2007.

        The preceding report of the Audit Committee of the Company's Board of Directors is required by the SEC and shall not be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act by any general statement incorporating by reference this Proxy Statement, and shall only be incorporated into other filings to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

AUDIT COMMITTEE
Uday Bellary
William Henry Delevati
Dr. Herbert May

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Exchange Act requires Versant's directors and officers, and persons who own more than 10% of a registered class of Versant's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish Versant with copies of all Section 16(a) forms they file. Based solely on the review of the copies of such forms furnished to Versant and written representations from the executive officers and directors of the Company, Versant believes that, with the exception of the following late filings, all Section 16(a) filing requirements were met during fiscal 2007:

  •
  The grant of an option to purchase 3,929 shares of Versant Common Stock to Uday Bellary on August 22, 2007, that was reported on Form 4 on September 21, 2007.

  •
  The grant of an option to purchase 3,929 shares of Versant Common Stock to William Henry Delevati on August 22, 2007, that was reported on Form 4 on September 21, 2007.

  •
  The grant of an option to purchase 3,929 shares of Versant Common Stock to Herbert May on August 22, 2007, that was reported on Form 4 on September 21, 2007.

  •
  The grant of an option to purchase 3,929 shares of Versant Common Stock to Bernhard Woebker on August 22, 2007, that was reported on Form 4 on September 21, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedures

        Excluding compensation (whether cash, equity or otherwise), any related party transaction involving a Company director or executive officer must be reviewed and approved by the Audit Committee of the Board of Directors. Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. Related parties include any director or executive officer, certain stockholders and any of their "immediate family members" (as defined by SEC regulations). To identify any related party transaction, the Company requires each director and executive officer to complete each year a questionnaire requiring disclosure of any transaction in which the director, executive officer or any immediate family member might have an interest. In addition, the Board of Directors determines annually which directors are "independent" under the rules of the NASDAQ Stock Market and reviews any director relationship that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

Certain Related Party Transactions

        The Company's Articles of Incorporation and Bylaws contain provisions that limit the liability of directors and require the Company to indemnify directors and executive officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings arising out of their services to the Company. Under those Articles of Incorporation, as permitted under the California General Corporation Law, directors are not liable to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. In addition, the Company has entered into an indemnity agreement with each director and executive officer that provides for indemnification of the directors and executive officers against certain liabilities that may arise by reason of their status or service as a director or executive officer. The Company purchases insurance to cover claims or a portion of any claims made against its directors and executive officers. These provisions and arrangements do not, however, affect liability for any breach of a director's duty of loyalty to the Company or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of California law. Such limitation of liability also does not limit a director's liability for violation of, or otherwise relieve our directors or executive officers from the necessity of complying with, federal and state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

        Other than these indemnification arrangements and the compensation of directors and Named Executive Officers as described elsewhere in this Proxy Statement, to the Company's knowledge there has not been since the beginning of fiscal year 2007 and there is not currently proposed any transaction in which the Company was or is to be a participant, in which the amount involved exceeds $120,000 and in which any director, executive officer, 5% stockholder or any of their "immediate family members" (as defined by SEC regulations) had or will have a direct or indirect material interest.

SHAREHOLDER PROPOSALS

        Shareholders are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the SEC and our bylaws. Proposals of shareholders intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2009 for its fiscal year ended October 31, 2008, or "2009 Meeting," must be received by the Company at its principal executive offices by no later than 120 days prior to March 11, 2009 (that is, November 11, 2008) (the "Deadline Date") to be included in the Company's Proxy Statement and form of proxy relating to that meeting. If a shareholder wishes to present a proposal directly at the 2008 Meeting that is not to be included in the Company's proxy materials for that meeting then under SEC Rule 14a-4(c)(1) proxies solicited by the Company for the 2009 Meeting may be voted by the Company's proxy holders in their discretion with respect to such proposal unless the Company receives written notice of the proposal by no later than the close of business on January 25, 2009 (the "Discretionary Deadline Date"). Even if such a shareholder proposal is timely received by the Discretionary Deadline Date, the Company retains discretion to vote proxies it receives on such proposal provided that (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent of the proposal does not provide the Company with a written statement by the Deadline Date that it intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's voting shares required under applicable law to carry the proposal, includes the same statement in its proxy materials filed under SEC Rule 14a-6 and immediately after soliciting the requisite percentage of shareholders required to carry the proposal, provide the Company with the information required by SEC Rule 14a-4(c)(2)(iii). The Company reserves the right to reject, rule out of order or take other appropriate action with respect to, any proposal that does not comply with these and other applicable requirements. Although the Company has not yet determined the date on which its 2009 Meeting will be held, it currently expects that the date of the 2009 Meeting will be approximately the same date of this year's Annual Meeting. If that is not the case, then the Deadline Date and the Discretionary Deadline Date indicated in the preceding paragraph will be changed and may be a later date. Pursuant to SEC Rule 14a-5(f), the Company will provide shareholders with notice of any such change in the Deadline Date and the Discretionary Deadline Date for the 2009 Meeting under a report that it subsequently files with the SEC on Form 10-Q or other permitted filing.

OTHER MATTERS

        The Board does not presently intend to bring any other matters before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that the proxies, in the form enclosed, will be voted in respect of any such other matters in accordance with the judgment of the persons voting such proxies.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

AVAILABILITY OF ANNUAL REPORT

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC, IS AVAILABLE FREE OF CHARGE, UPON WRITTEN REQUEST TO VERSANT CORPORATION, ATTN: INVESTOR RELATIONS, 255 SHORELINE DRIVE, SUITE 450, REDWOOD CITY, CALIFORNIA 94065 USA OR CALL (650) 232-2400.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Versant Corporation
Proxy for 2008 Annual Meeting of Shareholders
April 24, 2008

          The undersigned shareholder(s) of Versant Corporation, a California corporation, hereby acknowledges receipt of the Notice of 2008 Annual Meeting of Shareholders and Proxy Statement, each dated February 28, 2008, and hereby appoints Jochen Witte and Jerry Wong, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at our 2008 Annual Meeting of Shareholders to be held at our principal executive offices located at 255 Shoreline Drive, Suite 450, Redwood City, California 94065 USA, on Thursday, April 24, 2008, at 10:00 a.m. Pacific Daylight Time, and at any adjournment thereof, and to vote all shares of our Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTOR NOMINEES, FOR THE AMENDMENT TO THE COMPANY'S 2005 DIRECTORS STOCK OPTION PLAN, FOR THE RATIFICATION OF GRANT THORNTON LLP, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

^ FOLD AND DETACH HERE ^
YOUR VOTE IS IMPORTANT!
Please mark, sign and date your proxy card and return it promptly in the enclosed envelope.

	FOR all nominees listed below (except as indicated).	Please mark ☒ your votes as indicated in this example WITHHOLD authority to vote for all nominees listed below.
1. Election of directors to serve one-year terms.	☐	☐
If you wish to withhold authority for any individual nominee, strike a line through that nominee's name in the list below:

01 Uday Bellary	02 William Henry Delevati	03 Dr. Herbert May
04 Jochen Witte	05 Bernhard Woebker

2. To approve the amendment to the Company's 2005 Directors Stock Option Plan to increase the number of shares authorized for issuance under the plan by an additional 50,000 shares, from 49,000 shares to a total of 99,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

TO ENSURE YOUR REPRESENTATION AT THE 2008 ANNUAL MEETING OF SHAREHOLDERS, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

Signature(s)	Dated	, 2008

^ FOLD AND DETACH HERE ^

QuickLinks

VERSANT CORPORATION NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS To Be Held on April 24, 2008 at 10:00 a.m. Pacific Daylight Time
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Director Compensation—Fiscal Year 2007
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO THE COMPANY'S 2005 DIRECTORS STOCK OPTION PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2005 DIRECTORS' PLAN.
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants Of Plan-Based Awards Fiscal Year 2007
Outstanding Equity Awards Fiscal Year 2007
Options Exercised and Stock Vested Fiscal Year 2007
Potential Payments Upon Termination Of Employment
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS
OTHER MATTERS
AVAILABILITY OF ANNUAL REPORT